Exhibit 10.3

SECURITY AGREEMENT

(Subsidiary)

This SECURITY AGREEMENT (as the same may from time to time be amended, restated or otherwise modified, this “Agreement”) is made effective as of the 8th day of July, 2014, jointly and severally, by:

(a) each Domestic Subsidiary (as defined in the Credit Agreement, as hereinafter defined) that is listed on Exhibit A hereto, and any other Domestic Subsidiary that hereafter becomes a party hereto (collectively, the “Pledgors” and, individually, each a “Pledgor”), jointly and severally, in favor of;

(b) KEYBANK NATIONAL ASSOCIATION, a national banking association, as the administrative agent under the Credit Agreement, as hereinafter defined (the “Administrative Agent”), for the benefit of the Lenders, as hereinafter defined.

1. Recitals.

INSTALLED BUILDING PRODUCTS, INC., a Delaware corporation (together with its successors and assigns, the “Borrower”), is entering into that certain Credit and Security Agreement, dated as of July 8, 2014, with the lenders from time to time party thereto (together with their respective successors and assigns and any other additional lenders that become party to the Credit Agreement, collectively, the “Lenders” and, individually, each a “Lender”), and the Administrative Agent (as the same may from time to time be amended, restated or otherwise modified, the “Credit Agreement”). Each Pledgor desires that the Lenders grant the financial accommodations to the Borrower as described in the Credit Agreement.

The financing of each Pledgor is provided by the Loans and Letters of Credit, as each term is defined in the Credit Agreement, and each Pledgor deems it to be in the direct pecuniary and business interests of such Pledgor that the Borrower obtain from the Lenders the Commitment, as defined in the Credit Agreement, and the Loans and Letters of Credit provided for in the Credit Agreement.

Each Pledgor understands that the Lenders are willing to enter into the Credit Agreement and grant the financial accommodations provided for in the Credit Agreement only upon certain terms and conditions, one of which is that each Pledgor grant to the Administrative Agent, for the benefit of the Lenders, a security interest in the Collateral, as hereinafter defined, of such Pledgor, and this Agreement is being executed and delivered in consideration of the Lenders entering into the Credit Agreement and each financial accommodation granted to the Borrower by the Lenders, and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged.

2. Definitions. Except as specifically defined herein, (a) capitalized terms used herein that are defined in the Credit Agreement shall have their respective meanings ascribed to them in the Credit Agreement, and (b) unless otherwise defined in the Credit Agreement, terms that are defined in the U.C.C. are used herein as so defined. As used in this Agreement, the following terms shall have the following meanings:

“Account” means an account, as that term is defined in the U.C.C.

“Account Debtor” means an account debtor, as that term is defined in the U.C.C., or any other Person obligated to pay all or any part of an Account in any manner and includes (without limitation) any guarantor thereof or other accommodation party therefor.

“Cash Collateral Account” means a commercial Deposit Account designated “cash collateral account” and maintained by one or more Pledgors with the Administrative Agent, without liability by the Administrative Agent or the Lenders to pay interest thereon, from which account the Administrative Agent, on behalf of the Lenders, shall have the exclusive right to withdraw funds until all of the Secured Obligations are paid in full.

“Cash Security” means all cash, instruments, Deposit Accounts, Securities Accounts and cash equivalents, in each case whether matured or unmatured, whether collected or in the process of collection, upon which a Pledgor presently has or may hereafter have any claim, wherever located, including but not limited to any of the foregoing that are presently or may hereafter be existing or maintained with, issued by, drawn upon, or in the possession of the Administrative Agent or any Lender.

“Collateral” means (a) all of each Pledgor’s existing and future (i) personal property, (ii) Accounts, Investment Property, instruments, contract rights, chattel paper, documents, supporting obligations, letter-of-credit rights, Pledged Securities, Pledged Notes, Commercial Tort Claims, General Intangibles, Inventory and Equipment, (iii) funds now or hereafter on deposit in one or more Cash Collateral Accounts, if any, and (iv) Cash Security; and (b) Proceeds and products of any of the foregoing; provided that Collateral shall exclude (A) any fixed asset that is subject to a purchase money security interest or capital lease permitted under the Credit Agreement to the extent that and only so long as the agreements with respect to such purchase money security interest or capital lease, as the case may be, specifically prohibit additional Liens (and only to the extent such prohibition is in effect), (B) licenses and contracts which by the terms of such licenses and contracts prohibit liens on, or the assignment of, such agreements (to the extent such prohibition is enforceable at law and is in effect), and (C) any trademark applications for which a statement of use has not been filed (but only until such statement is filed).

“Commercial Tort Claim” means a commercial tort claim, as that term is defined in the U.C.C. (Schedule 7.5 to the Credit Agreement lists all Commercial Tort Claims of the Pledgors in existence as of the Closing Date.)

“Deposit Account” means a deposit account, as that term is defined in the U.C.C.

“Equipment” means equipment, as that term is defined in the U.C.C.

“Event of Default” means an event or condition that constitutes an Event of Default, as defined in Section 18.1 hereof.

“General Intangibles” means (a) general intangibles, as that term is defined in the U.C.C.; and (b) choses in action, causes of action, Intellectual Property, customer lists, corporate or other business records, inventions, designs, patents, patent applications, service marks, registrations, trade names, trademarks, copyrights, licenses, goodwill, computer software, rights to indemnification and tax refunds.

“Hedge Agreement” means any Hedge Agreement, as defined in the Credit Agreement, existing between a Company and a Lender (or an affiliate of a Lender).

“Intellectual Property” means, collectively, all existing and future right, title and interest in, to and under (a) industrial designs, patents, patent registrations, patent applications, trademarks, trademark registrations, trademark applications, service marks, trade names, and copyright registrations and other intellectual property or registrations, whether federal, state or foreign, including, but not limited to, those that are registered or pending as listed on Schedule 6.17 to the Credit Agreement (as such Schedule 6.17 may from time to time be amended, supplemented or otherwise modified); (b) common law trademark rights, copyrights, rights in trade dress, publicity, works of authorship and other unregistered copyrightable material, improvements, and proprietary and confidential information, including, without limitation, personal, financial, and other sensitive data, plans, know-how, processes, formulae, algorithms and inventions; (c) renewals, continuations, extensions, reissues and divisions of any of the foregoing; (d) rights to sue for past, present and future infringements or any other commercial tort claims relating to any of the foregoing; (e) licenses and all income, revenue and royalties with respect to any licenses, whether registered or unregistered and all other payments earned under contract rights relating to any of the foregoing; (f) all intangible intellectual or similar property connected with and symbolized by any of the foregoing; (g) goodwill associated with any of the foregoing; and (h) all payments under insurance, including the returned premium upon any cancellation of insurance (whether or not the Administrative Agent is the loss payee thereof) or any indemnity, warranty or guaranty payable by reason of loss or damage to or otherwise with respect to any of the foregoing.

“Inventory” means inventory, as that term is defined in the U.C.C.

“Investment Property” means investment property, as that term is defined in the U.C.C., unless the Uniform Commercial Code as in effect in another jurisdiction would govern the perfection and priority of a security interest in investment property, and, in such case, “investment property” shall be defined in accordance with the law of that jurisdiction as in effect from time to time.

“Obligations” means, collectively, (a) all Indebtedness and other obligations now owing or hereafter incurred by the Borrower to the Administrative Agent, the Swing Line Lender, the Issuing Lender, or any Lender pursuant to the Credit Agreement and the other Loan Documents, and includes the principal of and interest on all Loans, and all obligations of the Borrower or any other Credit Party pursuant to Letters of Credit; (b) each extension, renewal, consolidation or refinancing of any of the foregoing, in whole or in part; (c) the commitment and other fees, and any prepayment fees, payable pursuant to the Credit Agreement or any other Loan Document; (d) all fees and charges in connection with the Letters of Credit; (e) every other liability, now or hereafter owing to the Administrative Agent or any Lender by any Company or Pledgor pursuant to the Credit Agreement or any other Loan Document; and (f) all Related Expenses.

“Pledged Notes” means the promissory notes payable to one or more Pledgors, as described on Schedule 7.4 to the Credit Agreement, if any, and any additional or future promissory notes that may hereafter from time to time be payable to one or more Pledgors.

“Pledged Securities” means all of the shares of capital stock or other equity interest of a direct Subsidiary of a Pledgor, whether now owned or hereafter acquired or created, and all proceeds thereof; provided that Pledged Securities shall exclude shares of voting capital stock or other voting equity interests in any first-tier Foreign Subsidiary in excess of sixty-five percent (65%) of the total outstanding shares of voting capital stock or other voting equity interest of such first-tier Foreign Subsidiary. As of the Closing Date, the existing Pledged Securities are listed on Schedule 3 to the Credit Agreement.

“Proceeds” means (a) proceeds, as that term is defined in the U.C.C., and any other proceeds, and (b) whatever is received upon the sale, exchange, collection or other disposition of Collateral or proceeds, whether cash or non-cash. Cash proceeds include, without limitation, moneys, checks and Deposit Accounts. Proceeds include, without limitation, any Account arising when the right to payment is earned under a contract right, any insurance payable by reason of loss or damage to the Collateral, and any return or unearned premium upon any cancellation of insurance. Except as expressly authorized in this Agreement, the right of the Administrative Agent and the Lenders to Proceeds specifically set forth herein, or indicated in any financing statement, shall never constitute an express or implied authorization on the part of the Administrative Agent or any Lender to a Pledgor’s sale, exchange, collection or other disposition of any or all of the Collateral.

“Secured Obligations” means, collectively, (a) the Obligations, (b) all obligations and liabilities of the Companies owing to a Lender (or an entity that is an affiliate of a then existing Lender) under Hedge Agreements, and (c) the Bank Product Obligations owing to a Lender (or an entity that is an affiliate of a then existing Lender) under Bank Product Agreements; provided that Secured Obligations of a Credit Party shall not include Excluded Swap Obligations owing from such Credit Party.

“Securities Account” means a securities account, as that term is defined in the U.C.C.

“Security Agreement Joinder” means a Security Agreement Joinder, substantially in the form of the attached Exhibit B, prepared by the Administrative Agent and executed and delivered to the Administrative Agent by a Domestic Subsidiary for the purpose of adding an additional Pledgor as a party to this Agreement.

“U.C.C.” means the Uniform Commercial Code, as in effect from time to time in the State of Ohio.

“U.C.C. Financing Statement” means a financing statement filed or to be filed in accordance with the Uniform Commercial Code, as in effect from time to time in the relevant state or states.

3. Grant of Security Interest. In consideration of and as security for the full and complete payment of all of the Secured Obligations, each Pledgor hereby agrees that the Administrative Agent shall at all times have, and hereby grants to the Administrative Agent, for the benefit of the Lenders (and affiliates thereof that hold Secured Obligations), a security interest in all of the Collateral of such Pledgor, including (without limitation) all of such Pledgor’s future Collateral, irrespective of any lack of knowledge by the Administrative Agent or the Lenders of the creation or acquisition thereof.

4. Representations and Warranties. All representations and warranties made by the Borrower with respect to each Pledgor and contained in the Credit Agreement are incorporated herein by reference and each Pledgor hereby makes such continuing representations and warranties on its own behalf. Each Pledgor hereby further represents and warrants to the Administrative Agent and each Lender as follows:

4.1. Such Pledgor is duly organized or formed, as applicable, validly existing and in good standing (or comparable concept in the applicable jurisdiction) under the laws of its state of incorporation or formation, as applicable, and is duly qualified to do business and is in good standing (or comparable concept in the applicable jurisdiction) as a foreign entity in the jurisdictions where the character of its property or its business activities makes such qualification necessary, except where the failure to so qualify could not reasonably be expected to cause or result in a Material Adverse Effect.

4.2. Such Pledgor has full power, authority and legal right to pledge the Collateral of such Pledgor, to execute and deliver this Agreement, and to perform and observe the provisions hereof. The officers or authorized representatives, as applicable, acting on such Pledgor’s behalf have been duly authorized to execute and deliver this Agreement. This Agreement is valid and binding upon such Pledgor in accordance with the terms hereof.

4.3. Neither the execution and delivery of this Agreement, nor the performance and observance of the provisions hereof, by such Pledgor will conflict with, or constitute a violation or default under, any provision of any applicable law or of any contract (including, without limitation, such Pledgor’s Organizational Documents) or of any other writing binding upon such Pledgor in any manner, which violation or default would have a Material Adverse Effect.

4.4. Each Pledgor’s state of organization or formation, as applicable, is set forth on Schedule 6.1 to the Credit Agreement. Except as previously disclosed to the Administrative Agent in writing, no Pledgor has, during the last five years, changed its name or conducted business under a trade or assumed name. Each Pledgor’s chief executive office is set forth on Schedule 6.9 to the Credit Agreement. Each Pledgor has places of business or maintains Collateral at the locations set forth on Schedule 6.9 to the Credit Agreement.

4.5. At the execution and delivery hereof, except as permitted pursuant to the Credit Agreement, (a) there is no U.C.C. Financing Statement outstanding covering the Collateral, or any part thereof; (b) none of the Collateral is subject to any security interest or Lien of any kind; (c) the Internal Revenue Service has not alleged the nonpayment or underpayment of any tax by any Pledgor or threatened to make any assessment in respect thereof; (d) upon execution of this Agreement and the filing of the U.C.C. Financing Statements in connection herewith, the Administrative Agent will have, for the benefit of the Lenders, a valid and enforceable first security interest in the Collateral (to the extent perfection can be accomplished by such filing or action) that is the type in which a security interest may be created under the U.C.C. by the execution of a security agreement and perfected by the filing of a U.C.C. Financing Statement (other than Commercial Tort Claims); and (e) no Pledgor has entered into any contract or agreement that would prohibit the Administrative Agent and the Lenders from acquiring a security interest, mortgage or other Lien on, or a collateral assignment of, any of the property or assets of such Pledgor.

4.6. Each Pledged Note constitutes a valid obligation of the maker thereof, and is enforceable according to its tenor and free from any defense or offset of any kind. No default has occurred under any Pledged Note. Each Pledged Note is either unsecured, or, if secured, Pledgor has a valid, duly perfected security interest in and lien on all of the property that serves to secure its Pledged Notes. No Pledgor has any obligations to make any further or additional loans or advances to, or purchases of securities from, any maker with respect to any of the Pledged Notes of such Pledgor. No Pledged Note of any Pledgor is subject to any defense, offset or counterclaim, nor have any of the foregoing been asserted or alleged against such Pledgor by any Person.

4.7. Each Pledgor is the sole and exclusive owner of the entire and unencumbered right, title and interest in and to its Intellectual Property, free and clear of any liens, charges and encumbrances, including, without limitation, pledges, assignments, licenses, registered user agreements and covenants by such Pledgor not to sue third Persons, except as permitted by the Credit Agreement. Each Pledgor owns all of its material Intellectual Property necessary for the conduct of its business and, whether the same are registered or unregistered, no such Intellectual Property has been adjudged invalid or unenforceable. No Pledgor has knowledge of any material claim that the use of any of its Intellectual Property does or may violate the rights of any Person. Each Pledgor has used, and shall continue to use, for the duration of this Agreement, proper statutory notice in connection with its use of its Intellectual Property, except where the failure to do so will not have a material adverse effect on such Pledgor.

4.8. Each Pledgor has received consideration that is the reasonably equivalent value of the obligations and liabilities that such Pledgor has incurred to the Administrative Agent and the Lenders.

4.9. Such Pledgor has reviewed and is familiar with the terms of the Credit Agreement.

4.10. At the execution and delivery hereof, no Event of Default will exist.

5. Credit Agreement Covenants. All covenants contained in Article V of the Credit Agreement are incorporated herein by reference and each Pledgor shall be bound hereunder by the covenants applicable to such Pledgor with the same force and effect as if such covenants and agreements, as amended from time to time in accordance with the Credit Agreement, were written herein.

6. Corporate Names and Locations of Collateral. No Pledgor shall (a) change its corporate name, or (b) change its state, province or other jurisdiction or form of organization or extend or continue its existence in or to any other jurisdiction (other than its jurisdiction of organization at the date of this Agreement); unless, in each case, the Borrower or such Pledgor shall have provided the Administrative Agent and the Lenders with prior written notice thereof. Each Pledgor shall also provide the Administrative Agent with at least thirty (30) days prior written notification of (i) any change in any location where any material amount of a Pledgor’s Inventory or Equipment is maintained, and any new locations where any material amount of the Inventory or Equipment of such Pledgor is to be maintained; (ii) any change in the location of the office where any Pledgor’s records pertaining to its Accounts are kept; (iii) the location of any new places of business or the changing or closing of any of its existing places of business; and (iv) any change in the location of such Pledgor’s chief executive office. In the event of any of the foregoing or if otherwise deemed reasonably appropriate by the Administrative Agent, the Administrative Agent is hereby authorized to file new U.C.C. Financing Statements describing the Collateral and otherwise in form and substance sufficient for recordation wherever necessary or appropriate, as determined in the Administrative Agent’s sole discretion, to perfect or continue perfected the security interest of the Administrative Agent, for the benefit of the Lenders, in the Collateral. The Pledgors shall pay all filing and recording fees and taxes in connection with the filing or recordation of such U.C.C. Financing Statements and security interests and shall promptly reimburse the Administrative Agent therefor if the Administrative Agent pays the same. Such amounts not so paid or reimbursed shall be Related Expenses.

7. Notice. The Pledgors shall give the Administrative Agent prompt written notice if any Event of Default shall occur hereunder or if the Internal Revenue Service shall allege the nonpayment or underpayment of any tax by any Pledgor or threaten to make any assessment in respect thereof.

8. Financial Records. Each Pledgor shall (a) maintain at all times true and complete financial records and books of accounts in accordance with generally accepted accounting principles consistently applied and, without limiting the generality of the foregoing, prepare authentic invoices for all of the Accounts of such Pledgor; and (b) upon the request of the Administrative Agent, render or cause to be rendered to the Administrative Agent, all of the financial information required by Section 5.3 of the Credit Agreement, at the times and in the manner required by Section 5.3 of the Credit Agreement.

9. Transfers, Liens and Modifications Regarding Collateral. No Pledgor shall, without the Administrative Agent’s prior written consent, except as specifically permitted under the Credit Agreement, (a) sell, assign, transfer or otherwise dispose of, or grant any option with respect to, or create, incur, or permit to exist any pledge, lien, mortgage, hypothecation, security interest, charge, option or any other encumbrance with respect to any of such Pledgor’s

Collateral, or any interest therein, or Proceeds, except for the lien and security interest provided for by this Agreement and any security agreement securing only the Administrative Agent, for the benefit of the Lenders; or (b) enter into or assent to any amendment, compromise, extension, release or other modification of any kind of, or substitution for, any of the Accounts of such Pledgor except in the ordinary course of business of such Pledgor.

10. Collateral. Each Pledgor shall:

(a) at all reasonable times and, except after the occurrence of an Event of Default, upon reasonable notice, allow the Administrative Agent and the Lenders by or through any of the Administrative Agent’s officers, agents, employees, attorneys or accountants to (i) examine, inspect and make extracts from such Pledgor’s books and other records, including, without limitation, the tax returns of such Pledgor, (ii) arrange for verification of the Accounts of such Pledgor, under reasonable procedures, directly with Account Debtors of such Pledgor or by other methods, (iii) examine and inspect the Inventory and Equipment of such Pledgor, wherever located, and (iv) conduct appraisals of such Pledgor’s Inventory; provided that, if no Event of Default is continuing, no more than one such examination, inspection, extraction, verification or appraisal may occur per calendar year.

(b) promptly furnish to the Administrative Agent or any Lender upon request (i) additional statements and information with respect to such Pledgor’s Collateral, and all writings and information relating to or evidencing any of the Accounts of such Pledgor (including, without limitation, computer printouts or typewritten reports listing the mailing addresses of all present Account Debtors of such Pledgor), and (ii) any other writings and information as the Administrative Agent or such Lender may reasonably request;

(c) promptly notify the Administrative Agent in writing upon the acquisition or creation by such Pledgor of a Deposit Account or Securities Account not listed on the notice provided to the Administrative Agent pursuant to Section 6.19 of the Credit Agreement, and, prior to or simultaneously with the creation of such Deposit Account or Securities Account, provide for the execution of a Deposit Account Control Agreement or Securities Account Control Agreement with respect thereto as may be required under the Credit Agreement;

(d) promptly notify the Administrative Agent in writing whenever the Equipment or Inventory of a Pledgor (other than with respect to such Equipment or Inventory that is in-transit to, or actively being utilized at, a job site of such Pledgor) is located at a location of a third party (other than another Company) that is not listed on Schedule 6.9 to the Credit Agreement and cause to be executed any Landlord’s Waiver, Bailee’s Waiver, processor’s waiver, consignee’s waiver or similar document or notice as may be required under the Credit Agreement.

(e) promptly notify the Administrative Agent and the Lenders in writing of any information that such Pledgor has or may receive with respect to such Pledgor’s Collateral or the Real Property that might reasonably be determined to materially and adversely affect the value of the Companies as a whole;

(f) maintain the Equipment of such Pledgor (other than Equipment that is obsolete or no longer useful in such Pledgor’s business) in good operating condition and repair, ordinary wear and tear excepted, making all necessary repairs and replacements in management’s judgment and in the ordinary course of business thereof so that the value and operating efficiency thereof shall at all times be maintained and preserved;

(g) deliver to the Administrative Agent, to hold as security for the Secured Obligations all certificated Investment Property owned by such Pledgor, in suitable form for transfer by delivery, or accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Administrative Agent, or in the event such Investment Property is in the possession of a Securities Intermediary or credited to a Securities Account, execute with the related Securities Intermediary a Securities Account Control Agreement over such Securities Account in favor of the Administrative Agent, for the benefit of the Lenders, in form and substance satisfactory to the Administrative Agent;

(h) provide to the Administrative Agent, on a quarterly basis (as necessary), a list of any patents, trademarks or copyrights that have been federally registered by such Pledgor during such quarter, and provide for the execution of an appropriate Intellectual Property Security Agreement with respect thereto; and

(i) upon request of the Administrative Agent, promptly take such action and promptly make, execute and deliver all such additional and further items, deeds, assurances, instruments and any other writings as the Administrative Agent may from time to time deem necessary or appropriate, including, without limitation, chattel paper, to carry into effect the intention of this Agreement or so as to completely vest in and ensure to the Administrative Agent and the Lenders their respective rights hereunder and in or to the Collateral and the Real Property.

Each Pledgor hereby authorizes the Administrative Agent, on behalf of the Lenders, to file U.C.C. Financing Statements or other appropriate notices with respect to the Collateral of such Pledgor. If certificates of title or applications for title are issued or outstanding with respect to any of the Inventory or Equipment of such Pledgor, such Pledgor shall, upon request of the Administrative Agent, (i) execute and deliver to the Administrative Agent a short form security agreement, prepared by the Administrative Agent and in form and substance satisfactory to the Administrative Agent, and (ii) deliver such certificate or application to the Administrative Agent and cause the interest of the Administrative Agent, for the benefit of the Lenders, to be properly noted thereon. Each Pledgor hereby authorizes the Administrative Agent or the Administrative Agent’s designated agent (but without obligation by the Administrative Agent to do so) to incur Related Expenses (whether prior to, upon, or subsequent to any Default or Event of Default), and the Pledgors shall promptly repay, reimburse, and indemnify the Administrative Agent for any and all Related Expenses (and the Lenders with respect to enforcement). If the Pledgors fail to keep and maintain the Equipment of one or more Pledgors (other than Equipment that is obsolete or no loner useful in such Pledgor’s business) in good operating condition, ordinary wear and tear excepted, the Administrative Agent may (but shall not be required to) so maintain or repair all or any part of such Equipment and the cost thereof shall be a Related Expense. All Related Expenses are payable to the Administrative Agent upon demand therefor; the Administrative

Agent may, at its option, debit Related Expenses directly to any Deposit Account of a Pledgor located at the Administrative Agent.

11. Pledgors’ Obligations with Respect to Intellectual Property.

11.1. No Pledgor shall sell or assign its interest in, or, except as permitted in the Credit Agreement, grant any license or sublicense with respect to, any Intellectual Property of such Pledgor, without the prior written consent of the Administrative Agent. Absent such prior written consent, any attempted sale or license is null and void. No Pledgor shall use the Intellectual Property of such Pledgor in any manner that would jeopardize the validity or legal status thereof. Each Pledgor shall comply with all patent marking requirements as specified in 35 U.S.C. § 287. Each Pledgor shall use commercially reasonable efforts to conform its usage of any trademarks to standard trademark usage, including, but not limited to, using the trademark symbols ®, ™, and SM where appropriate.

11.2. Except as excused pursuant to the Credit Agreement or otherwise agreed to by the Administrative Agent in writing, each Pledgor shall have the duty to prosecute diligently any patent, trademark, service mark or copyright application pending as of the date of this Agreement or thereafter until this Agreement shall have been terminated, to file and prosecute opposition and cancellation proceedings and to do any and all acts that are necessary or desirable to preserve and maintain all rights in the Intellectual Property of such Pledgor, including, but not limited to, payment of any reasonable maintenance fees. Any reasonable expenses incurred in connection with the Intellectual Property of the Pledgors shall be borne by the Pledgors. The Pledgors shall not abandon any Intellectual Property, without the prior written consent of the Administrative Agent.

12. Collections and Receipt of Proceeds by the Pledgors.

(a) Prior to the exercise by the Administrative Agent and the Required Lenders of their rights under this Agreement, both (i) the lawful collection and enforcement of all of the Accounts of each Pledgor, and (ii) the lawful receipt and retention by each Pledgor of all Proceeds of all of the Accounts and Inventory of such Pledgor shall be as the agent of the Administrative Agent and the Lenders.

(b) Upon written notice to a Pledgor from the Administrative Agent after the occurrence of an Event of Default, a Cash Collateral Account shall be opened by such Pledgor at the main office of the Administrative Agent (or such other office as shall be designated by the Administrative Agent) and all such lawful collections of the Accounts of such Pledgor and such Proceeds of the Accounts and Inventory of such Pledgor shall be remitted daily by such Pledgor to the Administrative Agent in the form in which they are received by such Pledgor, either by mailing or by delivering such collections and Proceeds to the Administrative Agent, appropriately endorsed for deposit in the Cash Collateral Account. In the event that such notice is given to a Pledgor from the Administrative Agent, such Pledgor shall not commingle such collections or Proceeds with any of such Pledgor’s other funds or property, but shall hold such collections and Proceeds separate and apart therefrom upon an express trust for the Administrative Agent, for the benefit of the Lenders. In such case, the Administrative Agent may, in its sole discretion, and shall, at the request of the Required Lenders, at any time and from time to time, apply all or any portion of the account balance in the Cash Collateral Account as a credit against the Secured Obligations. If any remittance shall be dishonored, or if, upon final payment, any claim with respect thereto shall be made against the Administrative Agent on its warranties of collection, the Administrative Agent may charge the amount of such item against the Cash Collateral Account or any other Deposit Account maintained by such Pledgor with the Administrative Agent, and, in any event, retain the same and such Pledgor’s interest therein as additional security for the Secured Obligations. The Administrative Agent may, in its sole discretion, at any time and from time to time, release funds from the Cash Collateral Account to such Pledgor for use in such Pledgor’s business. The balance in the Cash Collateral Account may be withdrawn by such Pledgor upon termination of this Agreement and irrevocable payment in full of all of the Secured Obligations.

(c) At the Administrative Agent’s written request after the occurrence of an Event of Default, each Pledgor shall cause all remittances representing collections and Proceeds of Collateral to be mailed to a lockbox at a location acceptable to the Administrative Agent, to which the Administrative Agent shall have access for the processing of such items in accordance with the provisions, terms and conditions of the customary lockbox agreement of the Administrative Agent.

13. Collections and Receipt of Proceeds by the Administrative Agent. The Administrative Agent shall, at all times, have the right, but not the duty, to collect and enforce any or all of the Accounts of the Pledgors as the Administrative Agent may deem advisable and, if the Administrative Agent shall at any time or times elect to do so in whole or in part, the Administrative Agent shall not be liable to any Pledgor except for its own willful misconduct or gross negligence, if any. Each Pledgor hereby constitutes and appoints the Administrative Agent, or the Administrative Agent’s designated agent, as such Pledgor’s attorney-in-fact to exercise, at any time after the occurrence and during the continuation of an Event of Default, all or any of the following powers which, being coupled with an interest, shall be irrevocable until the complete and full payment of all of the Secured Obligations:

(a) to receive, retain, acquire, take, endorse, assign, deliver, accept and deposit, in the name of the Administrative Agent or any Pledgor, any and all of such Pledgor’s cash, instruments, chattel paper, documents, Proceeds of Accounts, Proceeds of Inventory, collection of Accounts, and any other writings relating to any of the Collateral of such Pledgor. Each Pledgor hereby waives presentment, demand, notice of dishonor, protest, notice of protest and any and all other similar notices with respect thereto, regardless of the form of any endorsement thereof. Neither the Administrative Agent nor the Lenders shall be bound or obligated to take any action to preserve any rights therein against prior parties thereto;

(b) to transmit to Account Debtors of such Pledgor, on any or all of the Accounts of such Pledgor, notice of assignment to the Administrative Agent, for the benefit of the Lenders, thereof and the security interest of the Administrative Agent, for the benefit of the Lenders, and to request from such Account Debtors at any time, in the name of the Administrative Agent or such Pledgor, information concerning the Accounts of such Pledgor and the amounts owing thereon;

(c) to transmit to purchasers of any or all of the Inventory of each Pledgor, notice of the security interest of the Administrative Agent, for the benefit of the Lenders, and to request from such purchasers at any time, in the name of the Administrative Agent or such Pledgor, information concerning the Inventory of such Pledgor and the amounts owing thereon by such purchasers;

(d) to notify and require Account Debtors on the Accounts of such Pledgor and purchasers of the Inventory of such Pledgor to make payment of their indebtedness directly to the Administrative Agent, for the benefit of the Lenders;

(e) to enter into or assent to such amendment, compromise, extension, release or other modification of any kind of, or substitution for, the Accounts of any Pledgor, or any thereof, as the Administrative Agent, in its sole discretion, may deem to be advisable;

(f) to enforce the Accounts of any Pledgor or any thereof, or any other Collateral, by suit or otherwise, to maintain any such suit or other proceeding in the name of the Administrative Agent or such Pledgor, and to withdraw any such suit or other proceeding. Each Pledgor agrees to lend every assistance requested by the Administrative Agent in respect of the foregoing, all at no cost or expense to the Administrative Agent or the Lenders and including, without limitation, the furnishing of such witnesses and of such records and other writings as the Administrative Agent may reasonably require in connection with making legal proof of any Account of such Pledgor. Each Pledgor agrees to reimburse the Administrative Agent and the Lenders in full for all court costs and attorneys’ fees and every other cost, expense or liability, if any, incurred or paid by the Administrative Agent or the Lenders in connection with the foregoing, which obligation of the Pledgors shall constitute Obligations, shall be secured by the Collateral and shall bear interest, until paid, at the Default Rate; and

(g) to accept all collections in any form relating to the Collateral, including remittances that may reflect deductions, and to deposit the same into such Pledgor’s Cash Collateral Account or, at the option of the Administrative Agent, to apply them as a payment on the Loans or any other Secured Obligations in accordance with the Credit Agreement.

14. Administrative Agent’s Authority Under Pledged Notes. For the better protection of the Administrative Agent and the Lenders hereunder, each Pledgor, as appropriate, has executed (or will execute, with respect to future Pledged Notes) an appropriate endorsement on (or separate from) each Pledged Note of such Pledgor and has deposited (or will deposit, with respect to future Pledged Notes) such Pledged Note with the Administrative Agent, for the benefit of the Lenders. Each Pledgor irrevocably authorizes and empowers the Administrative Agent, for the benefit of the Lenders, to (a) ask for, demand, collect and receive all payments of principal of and interest on the Pledged Notes of such Pledgor; (b) compromise and settle any dispute arising in respect of the foregoing; (c) execute and deliver vouchers, receipts and acquittances in full discharge of the foregoing; (d) exercise, in the Administrative Agent’s discretion, any right, power or privilege granted to the holder of any Pledged Note of such Pledgor by the provisions thereof including, without limitation, the right to demand security or to waive any default thereunder; (e) endorse such Pledgor’s name to each check or other writing received by the Administrative Agent as a payment or other proceeds of or otherwise in connection with any Pledged Note of such Pledgor; (f) enforce delivery and payment of the principal and/or interest on the Pledged Notes of such Pledgor, in each case by suit or otherwise as the Administrative Agent may desire; and (g) enforce the security, if any, for the Pledged Notes of such Pledgor by instituting foreclosure proceedings, by conducting public or other sales or otherwise, and to take all other steps as the Administrative Agent, in its discretion, may deem advisable in connection with the forgoing; provided, however, that nothing contained or implied herein or elsewhere shall obligate the Administrative Agent to institute any action, suit or proceeding or to make or do any other act or thing contemplated by this Section 14 or prohibit the Administrative Agent from settling, withdrawing or dismissing any action, suit or proceeding or require the Administrative Agent to preserve any other right of any kind in respect of the Pledged Notes and the security, if any, therefor.

15. Commercial Tort Claims. If any Pledgor shall at any time hold or acquire a material Commercial Tort Claim, such Pledgor shall promptly notify the Administrative Agent thereof in a writing signed by such Pledgor, that sets forth the details thereof and grants to the Administrative Agent (for the benefit of the Lenders) a Lien thereon and on the Proceeds thereof, all upon the terms of this Agreement, with such writing to be prepared by and in form and substance reasonably satisfactory to the Administrative Agent.

16. Use of Inventory and Equipment. Until the exercise by the Administrative Agent and the Lenders of their rights under this Agreement, each Pledgor may (a) retain possession of and use the Inventory and Equipment of such Pledgor in any lawful manner not inconsistent with this Agreement or with the terms, conditions, or provisions of any policy of insurance thereon; (b) sell or lease its Inventory in the ordinary course of business or as otherwise permitted by the Credit Agreement; and (c) use and consume raw materials or supplies, the use and consumption of which are necessary in order to carry on such Pledgor’s business.

17. Authorization and Appointments.

(a) Each Pledgor hereby irrevocably authorizes and appoints the Borrower to take all such actions, and exercise all such powers, as are granted to, or contemplated to be taken by, the Borrower pursuant to the Credit Agreement.

(b) Each Pledgor hereby agrees to, and hereby ratifies, all authorizations and appointments granted by such Pledgor to the Administrative Agent, or contemplated to be given to the Administrative Agent by such Pledgor, under the terms of the Credit Agreement.

18. Events of Default and Remedies.

18.1. The occurrence of an Event of Default, as defined in the Credit Agreement, shall constitute an Event of Default.

18.2. The Administrative Agent, for the benefit of the Lenders, shall at all times have the rights and remedies of a secured party under the U.C.C., in addition to the rights and remedies of a secured party provided elsewhere within this Agreement, any Note or any other

Loan Document, or otherwise provided in law or equity. Upon the occurrence and during the continuance of an Event of Default and at all times thereafter, the Administrative Agent may require each Pledgor to assemble such Pledgor’s Collateral, which each Pledgor agrees to do, and make it available to the Administrative Agent and the Lenders at a reasonably convenient place to be designated by the Administrative Agent. The Administrative Agent may, with or without notice to or demand upon any Pledgor and with or without the aid of legal process, make use of such force as may be necessary to enter any premises where the Collateral, or any part thereof, may be found and to take possession thereof (including anything found in or on the Collateral that is not specifically described in this Agreement, each of which findings shall be considered to be an accession to and a part of the Collateral) and for that purpose may pursue the Collateral wherever the same may be found, without liability for trespass or damage caused thereby to any Pledgor. After any delivery or taking of possession of the Collateral, or any thereof, pursuant to this Agreement, then, with or without resort to any Pledgor or any other Person or property, all of which each Pledgor hereby waives, and upon such terms and in such manner as the Administrative Agent may deem advisable, the Administrative Agent, on behalf of the Lenders, in its sole discretion, may sell, assign, transfer and deliver any of the Collateral at any time, or from time to time. No prior notice need be given to any Pledgor or to any other Person in the case of any sale of Collateral that the Administrative Agent determines to be perishable or to be declining speedily in value or that is customarily sold in any recognized market, but in any other case the Administrative Agent shall give the Pledgors no fewer than ten days prior notice of either the time and place of any public sale of the Collateral or of the time after which any private sale or other intended disposition thereof is to be made. Each Pledgor waives advertisement of any such sale and (except to the extent specifically required by the preceding sentence) waives notice of any kind in respect of any such sale. At any such public sale, the Administrative Agent or any Lender may purchase the Collateral, or any part thereof, free from any right of redemption, all of which rights each Pledgor hereby waives and releases. After deducting all Related Expenses, and after paying all claims, if any, secured by liens having precedence over this Agreement, the Administrative Agent may apply the net proceeds of each such sale to or toward the payment of the Secured Obligations, whether or not then due, in such order and by such division as the Administrative Agent, in its sole discretion, may deem advisable. Any excess, to the extent permitted by law, shall be paid to the Pledgors, and the obligors on the Obligations shall remain liable for any deficiency. In addition, the Administrative Agent shall at all times have the right, pursuant to the Credit Agreement, to obtain new appraisals of each Pledgor or the Collateral, the cost of which shall be paid by the Pledgors; provided that, absent an Event of Default, the Pledgors need not reimburse the Administrative Agent for more than one such collateral audit or appraisal during a calendar year.

19. Maximum Liability of Each Pledgor and Rights of Contribution. It is the desire and intent of each Pledgor, the Administrative Agent and the Lenders that this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If and to the extent that the obligations of any Pledgor under this Agreement would, in the absence of this sentence, be adjudicated to be invalid or unenforceable because of any applicable state or federal law relating to fraudulent conveyances or transfers, then anything in this Agreement or any other Loan Document to the contrary notwithstanding, in no event shall the amount of the Secured Obligations secured by this Agreement by any Pledgor exceed the maximum amount that (after giving effect to the incurring of the obligations hereunder and to any rights to contribution of such Pledgor from other affiliates of the Borrower) would not render the rights to payment of the Administrative Agent and the Lenders hereunder void, voidable or avoidable under any applicable fraudulent transfer law. The Pledgors hereby agree as among themselves that, in connection with the payments made hereunder, each Pledgor shall have a right of contribution from each other Credit Party in accordance with applicable law. Such contribution rights shall be waived until such time as the Secured Obligations have been irrevocably paid in full, and no Pledgor shall exercise any such contribution rights until the Secured Obligations have been irrevocably paid in full.

20. Notices. All notices, requests, demands and other communications provided for hereunder shall be in writing and, if to a Pledgor, mailed or delivered to it, addressed to it at the address specified on the signature pages of this Agreement, if to the Administrative Agent or a Lender, mailed or delivered to it, addressed to the address of the Administrative Agent or such Lender specified on the signature pages of the Credit Agreement, or, as to each party, at such other address as shall be designated by such party in a written notice to each of the other parties. All notices, statements, requests, demands and other communications provided for hereunder shall be deemed to be given or made when delivered (if received during normal business hours on a Business Day, such Business Day, otherwise the following Business Day) or two Business Days after being deposited in the mails with postage prepaid by registered or certified mail, addressed as aforesaid, or sent by facsimile or electronic communication, in each case of facsimile or electronic communication with telephonic confirmation of receipt. All notices pursuant to any of the provisions hereof shall not be effective until received.

21. No Waiver or Course of Dealing. No course of dealing between any Pledgor and the Administrative Agent or any Lender, nor any failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any such Lender, any right, power or privilege hereunder or under any of the Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

22. Remedies Cumulative. Each right, power or privilege specified or referred to in this Agreement is in addition to any other rights, powers and privileges that the Administrative Agent or the Lenders may have or acquire by operation of law, by other contract or otherwise. Each right, power or privilege may be exercised by the Administrative Agent and the Lenders either independently or concurrently with other rights, powers and privileges and as often and in such order as the Administrative Agent and the Lenders may deem expedient. All of the rights and remedies of the Administrative Agent and the Lenders with respect to the Collateral, whether established hereby or by the Loan Documents, or by any other agreements or by law shall be cumulative and may be executed singularly or concurrently.

23. Severability. The provisions of this Agreement are severable, and, if any clause or provision shall be held invalid and unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

24. Modifications. This Agreement may be amended or modified only by a writing signed by the Pledgors and the Administrative Agent. No waiver or consent granted by the Administrative Agent and the Lenders in respect of this Agreement shall be binding upon the Administrative Agent and the Lenders unless specifically granted in writing, which writing shall be strictly construed.

25. Assignment and Successors. This Agreement shall not be assigned by any Pledgor without the prior written consent of the Administrative Agent. This Agreement shall be binding upon each Pledgor and their respective successors and permitted assigns and shall inure to the benefit of and be enforceable and exercisable by the Administrative Agent on behalf of and for the benefit of the Administrative Agent and the Lenders and their respective successors and permitted assigns. Any attempted assignment or transfer without the prior written consent of the Administrative Agent shall be null and void.

26. Termination. At such time as the Secured Obligations shall have been irrevocably paid in full, the Commitment terminated, and the Credit Agreement terminated and not replaced by any other credit facility with the Administrative Agent and the Lenders, the Pledgors shall have the right to terminate this Agreement. Upon written request of the Pledgors, the Administrative Agent shall promptly file appropriate termination statements, cancel all control agreements and return all physically pledged Collateral, and take such other action as shall be reasonably appropriate. The Pledgors will indemnify the Administrative Agent in all respects for all costs incurred by the Administrative Agent in connection with such termination.

27. Entire Agreement. This Agreement integrates all of the terms and conditions with respect to the Collateral and supersedes all oral representations and negotiations and prior writings, if any, with respect to the subject matter hereof.

28. Headings; Execution. The headings and subheadings used herein are for convenience of reference only and shall be ignored in interpreting the provisions of this Agreement. This Agreement may be executed by facsimile or electronic signature, which, when so executed and delivered, shall be deemed to be an original.

29. Additional Pledgors. Additional Domestic Subsidiaries may become a party to this Agreement by the execution of a Security Agreement Joinder and delivery of such other supporting documentation, corporate governance and authorization documents, and an opinion of counsel, as required by Section 5.21 of the Credit Agreement. At the option of the Administrative Agent, a Domestic Subsidiary may also grant to the Administrative Agent, for the benefit of the Lenders, a security interest in the assets of such Domestic Subsidiary to secure the Secured Obligations pursuant to a separate Security Agreement executed by such Domestic Subsidiary.

30. Governing Law; Submission to Jurisdiction. The provisions of this Agreement and the respective rights and duties of each Pledgor, the Administrative Agent and the Lenders hereunder shall be governed by and construed in accordance with Ohio law, without regard to principles of conflicts of laws that would result in the application of the law of any other state. Each Pledgor hereby irrevocably submits to the non-exclusive jurisdiction of any Ohio state or federal court sitting in Cleveland, Ohio, over any action or proceeding arising out of or relating to this Agreement, any Loan Document or any Related Writing, and each Pledgor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Ohio state or federal court. Each Pledgor hereby irrevocably waives, to the fullest extent permitted by law, any objection it may now or hereafter have to the laying of venue in any such action or proceeding in any such court as well as any right it may now or hereafter have to remove such action or proceeding, once commenced, to another court on the grounds of FORUM NON CONVENIENS or otherwise. Each Pledgor agrees that a final, nonappealable judgment in any such action or proceeding in any state or federal court in the State of Ohio shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

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JURY TRIAL WAIVER. EACH PLEDGOR, TO THE EXTENT PERMITTED BY LAW, HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, AMONG THE PLEDGORS, THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

IN WITNESS WHEREOF, the undersigned have executed and delivered this Security Agreement as of the date first set forth above.

Address:	495 S. High Street, Suite 50 Columbus, Ohio 43215 Attention: Michael T. Miller

ACCURATE INSULATION LLC

AMERICAN INSULATION & ENERGY SERVICES, LLC

ANY SEASON INSULATION, LLC

BAYTHERM INSULATION, LLC

BUILDING MATERIALS FINANCE, INC.

CORNHUSKER INSULATION, LLC

GARAGE DOOR SYSTEMS, LLC

GOLD INSULATION, INC.

G-T-G, LLC

HINKLE INSULATION & DRYWALL COMPANY, INCORPORATED

IBHL A HOLDING COMPANY, INC.

IBHL B HOLDING COMPANY, INC.

IBHL II-A HOLDING COMPANY, INC.

IBHL II-B HOLDING COMPANY, INC.

IBP ASSET, LLC

IBP ASSET II, LLC

IBP EXTERIORS, INC.

IBP HOLDINGS, LLC

IBP HOLDINGS II, LLC

IBP TEXAS ASSETS I, LLC

IBP TEXAS ASSETS II, LLC

IBP TEXAS ASSETS III, LLC

INSTALLED BUILDING PRODUCTS, LLC

INSTALLED BUILDING PRODUCTS II, LLC

		By:	/s/ Michael T. Miller
Michael T. Miller
Executive Vice President and Chief Financial Officer

Signature Page 1 of 2 to

Security Agreement

Address:	495 S. High Street, Suite 50 Columbus, Ohio 43215 Attention: Michael T. Miller

INSTALLED BUILDING PRODUCTS - PORTLAND, LLC

INSULVAIL, LLC

LAKESIDE INSULATION, LLC

LKS TRANSPORTATION, LLC

METRO HOME INSULATION, LLC

MID SOUTH CONSTRUCTION AND BUILDING PRODUCTS, INC.

NORTHWEST INSULATION, LLC

OJ INSULATION HOLDINGS, INC.

RAJAN, LLC

ROCKFORD INSULATION, LLC

SPEC 7 INSULATION CO., LLC

SUPERIOR INSULATION SERVICES, LLC

TCI CONTRACTING, LLC

THERMAL CONTROL INSULATION, LLC

U.S. INSULATION CORP.

WATER-TITE COMPANY, LLC

WILSON INSULATION COMPANY, LLC

		By:	/s/ Michael T. Miller
Michael T. Miller
Executive Vice President and Chief Financial Officer

Address:	495 S. High Street, Suite 50	GOLD STAR INSULATION, L.P.
Columbus, Ohio 43215
	Attention: Michael T. Miller	By:	Gold Insulation, Inc., its general partner

			By:	/s/ Michael T. Miller
Michael T. Miller
Executive Vice President and Chief Financial Officer

Address:	495 S. High Street, Suite 50	OJ INSULATION, L.P.
Columbus, Ohio 43215
	Attention: Michael T. Miller	By:	OJ Insulation Holdings, Inc., its general partner

			By:	/s/ Michael T. Miller
Michael T. Miller
Executive Vice President and Chief Financial Officer

Signature Page 2 of 2 to

Security Agreement

EXHIBIT A

PLEDGORS

Accurate Insulation LLC, a Maryland limited liability company

American Insulation & Energy Services, LLC, an Alabama limited liability company

Any Season Insulation, LLC, a Delaware limited liability company

Baytherm Insulation, LLC, a Delaware limited liability company

Building Materials Finance, Inc., a Delaware corporation

Cornhusker Insulation, LLC, a Delaware limited liability company

Garage Door Systems, LLC, a Delaware limited liability company

Gold Insulation, Inc., a Delaware corporation

Gold Star Insulation, L.P., a Delaware limited partnership

G-T-G, LLC, a South Carolina limited liability company

Hinkle Insulation & Drywall Company, Incorporated, a Texas corporation

IBHL A Holding Company, Inc., a Delaware corporation

IBHL B Holding Company, Inc., Delaware corporation

IBHL II-A Holding Company, Inc., a Delaware corporation

IBHL II-B Holding Company, Inc., a Delaware corporation

IBP Asset, LLC, a Delaware limited liability company

IBP Asset II, LLC, a Delaware limited liability company

IBP Exteriors, Inc., a New Jersey corporation

IBP Holdings, LLC, a Delaware limited liability company

IBP Holdings II, LLC, a Delaware limited liability company

IBP Texas Assets I, LLC, a Delaware limited liability company

IBP Texas Assets II, LLC, a Delaware limited liability company

IBP Texas Assets III, LLC, a Delaware limited liability company

Installed Building Products, LLC, a Delaware limited liability company

Installed Building Products II, LLC, a Delaware limited liability company

Installed Building Products - Portland, LLC, an Oregon limited liability company

InsulVail, LLC, a Colorado limited liability company

Lakeside Insulation, LLC, a Delaware limited liability company

LKS Transportation, LLC, a Delaware limited liability company

Metro Home Insulation, LLC, a Delaware limited liability company

Mid South Construction and Building Products, Inc., a Georgia corporation

Northwest Insulation, LLC, a Delaware limited liability company

OJ Insulation, L.P., a Delaware limited partnership

OJ Insulation Holdings, Inc., a Delaware corporation

RaJan, LLC, an Ohio limited liability company

Rockford Insulation, LLC, a Delaware limited liability company

Spec 7 Insulation Co., LLC, a Colorado limited liability company

Superior Insulation Services, LLC, a Delaware limited liability company

TCI Contracting, LLC, a Georgia limited liability company

Thermal Control Insulation, LLC, an Ohio limited liability company

U.S. Insulation Corp., a Connecticut corporation

Water-Tite Company, LLC, a Delaware limited liability company

Wilson Insulation Company, LLC, a Georgia limited liability company

EXHIBIT B

FORM OF

SECURITY AGREEMENT JOINDER

This SECURITY AGREEMENT JOINDER (as the same may from time to time be amended, restated, supplemented or otherwise modified, this “Agreement”), is made as of the [    ] day of [            ,         ] by [                                        ], a [                    ] [                    ] (“New Pledgor”), in favor of KEYBANK NATIONAL ASSOCIATION, a national banking association, as the administrative agent (the “Administrative Agent”), for the benefit of the Lenders (as hereinafter defined).

WHEREAS, INSTALLED BUILDING PRODUCTS, INC., a Delaware corporation (the “Borrower”), entered into that certain Credit and Security Agreement, dated as of July 8, 2014, with the lenders from time to time party thereto (together with their respective successors and assigns, collectively, the “Lenders” and, individually, each a “Lender”) and the Administrative Agent (as the same may from time to time be amended, restated or otherwise modified, the “Credit Agreement”);

WHEREAS, in connection with the Credit Agreement, certain of the Borrower’s subsidiaries (collectively, “Pledgors” and, individually, each a “Pledgor”) entered into that certain Security Agreement, dated as of July 8, 2014 (as the same may from time to time be amended, restated or otherwise modified, the “Security Agreement”), pursuant to which Pledgors granted to the Administrative Agent, for the benefit of the Lenders, a security interest in and pledge of certain of their assets;

WHEREAS, New Pledgor, a direct or indirect subsidiary of the Borrower, deems it to be in the direct pecuniary and business interests of New Pledgor that the Borrower continue to obtain from the Lenders the financial accommodations provided for in the Credit Agreement;

WHEREAS, New Pledgor understands that the Lenders are willing to continue to grant such financial accommodations only upon certain terms and conditions, one of which is that New Pledgor grant to the Administrative Agent, for the benefit of the Lenders, a security interest in and a collateral assignment of New Pledgor’s Collateral, as defined in the Security Agreement, and this Agreement is being executed and delivered in consideration of each financial accommodation granted to the Borrower by the Lenders, and for other valuable consideration;

WHEREAS, pursuant to Section 5.21 of the Credit Agreement and Section 29 of the Security Agreement, New Pledgor has agreed that, effective on [            ], [        ] (the “Joinder Effective Date”), New Pledgor shall become a party to the Security Agreement and shall become a “Pledgor” thereunder; and

WHEREAS, except as specifically defined herein, capitalized terms used herein that are defined in the Security Agreement shall have their respective meanings ascribed to them in the Security Agreement;

NOW, THEREFORE, in consideration of the benefits accruing to New Pledgor, the receipt and sufficiency of which are hereby acknowledged, New Pledgor hereby makes the following representations and warranties to the Administrative Agent and the Lenders, covenants to the Administrative Agent and the Lenders, and agrees with the Administrative Agent as follows:

Section 1. Assumption and Joinder. On and after the Joinder Effective Date:

(a) New Pledgor hereby irrevocably and unconditionally assumes, agrees to be liable for, and agrees to perform and observe, each and every one of the covenants, rights, promises, agreements, terms, conditions, obligations, appointments, duties and liabilities of a “Pledgor” under the Security Agreement and all of the other Loan Documents (as defined in the Credit Agreement) applicable to it as a Pledgor under the Security Agreement;

(b) New Pledgor shall become bound by all representations, warranties, covenants, provisions and conditions of the Security Agreement and each other Loan Document applicable to it as a Pledgor under the Security Agreement, as if New Pledgor had been the original party making such representations, warranties and covenants; and

(c) all references to the term “Pledgor” in the Security Agreement or in any other Loan Document, or in any document or instrument executed and delivered or furnished, or to be executed and delivered or furnished, in connection therewith shall be deemed to be a reference to, and shall include, New Pledgor.

Section 2. Grant of Security Interests. In consideration of and as security for the full and complete payment, and performance when due, of all of the Secured Obligations, New Pledgor hereby grants to the Administrative Agent, for the benefit of the Lenders, a security interest in all of New Pledgor’s Collateral.

Section 3. Representations and Warranties of New Pledgor. New Pledgor hereby represents and warrants to the Administrative Agent and each Lender that:

(a) New Pledgor has the requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder and under the Security Agreement and any other Loan Document to which it is a party. The execution, delivery and performance of this Agreement by New Pledgor and the performance of its obligations under this Agreement, the Security Agreement, and any other Loan Document have been duly authorized by the board of directors of New Pledgor and no other corporate proceedings on the part of New Pledgor are necessary to authorize the execution, delivery or performance of this Agreement, the transactions contemplated hereby or the performance of its obligations under this Agreement, the Security Agreement or any other Loan Document. This Agreement has been duly executed and delivered by New Pledgor. This Agreement, the Security Agreement and each Loan Document constitutes the legal, valid and binding obligation of New Pledgor enforceable against it in accordance with its respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general principles of equity, whether such enforceability is considered in a proceeding at law or in equity.

(b) Attached hereto as Exhibit A are supplemental schedules to the Credit Agreement, which schedules set forth the information required by the Credit Agreement with respect to New Pledgor.

(c) Each of the representations and warranties set forth in the Security Agreement are true and correct in all material respects on as and as of the date hereof as such representations and warranties apply to New Pledgor (except to the extent that any such representations and warranties expressly relate to an earlier date) with the same force and effect as if made on the date hereof.

Section 4. Further Assurances. At any time and from time to time, upon the Administrative Agent’s request and at the sole expense of New Pledgor, New Pledgor will promptly and duly execute and deliver to the Administrative Agent any and all further instruments and documents and take such further action as the Administrative Agent reasonably deems necessary or appropriate to effect the purposes of this Agreement.

Section 5. Notice. All notices, requests, demands and other communications to New Pledgor provided for under the Security Agreement and any other Loan Document shall be addressed to New Pledgor at the address specified on the signature page of this Agreement, or at such other address as shall be designated by New Pledgor in a written notice to the Administrative Agent and the Lenders.

Section 6. Binding Nature of Agreement. All provisions of the Security Agreement and the other Loan Documents shall remain in full force and effect and be unaffected hereby. This Agreement is a Related Writing as defined in the Credit Agreement. This Agreement shall be binding upon New Pledgor and shall inure to the benefit of the Administrative Agent and the Lenders, and their respective successors and permitted assigns.

Section 7. Miscellaneous. This Agreement may be executed by facsimile signature, that, when so executed and delivered, shall be deemed to be an original.

Section 8. Governing Law. This Agreement shall be construed in accordance with, and governed by, the laws of the State of Ohio, without regard to principles of conflicts of laws.

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JURY TRIAL WAIVER. NEW PLEDGOR HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, AMONG NEW PLEDGOR, THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

IN WITNESS WHEREOF, the undersigned have executed and delivered this Security Agreement Joinder as of the date first written above.

Address:		[NEW PLEDGOR]

By:
	Attention:	Name:
Title:

EXHIBIT A

SUPPLEMENTAL SCHEDULES TO THE CREDIT AGREEMENT